OCTEL COMMUNICATIONS CORPORATION

                               EXHIBIT INDEX

                            REPORT ON FORM 10-Q
                    FOR THE QUARTER ENDED MARCH 31, 1995

Exhibit		                                                          Page
Number	    Description	                                           Number
- ------     -----------                                            ------

	11	       Statement re computation of earnings per share..........	2

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                                                              Exhibit 11

                      OCTEL COMMUNICATIONS CORPORATION

               STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
            (In thousands, except per share amounts - unaudited)

	                                Three Months Ended		  Nine Months Ended
	                               --------------------  -------------------
                                March 31,		March 31,	 March 31,	March 31,
	                                 1995		     1994		     1995		    1994
						                          ---------  ---------  --------- ---------
Primary net income per share
	Net income (loss)............  $  	6,091 	$	(11,604)	$	 18,664	$	  2,823
                                =========  =========  ========= =========
	Weighted average shares
	  outstanding................   	 23,516	    23,566	    23,678	   23,370

	Dilutive effect of outstanding stock
	  options (as determined by the
	  application of the treasury stock
	  method).................... 	      954	       (57)	      975	    1,554

	Other........................	       259	        --		      171		      10
                                ---------   --------   --------  --------
				                               24,729		   23,509		   24,824		  24,934
                                =========   ========   ========  ========
	Primary net income (loss) per
	  share.....................	  $   	0.25  	$ 	(0.49)	 $  	0.75	 $  	0.11
                                =========   ========   ========  ========

Fully diluted net income per share*
	Net income (loss)...........	  $ 	 6,091	  $(11,604) 	$	18,664	 $ 	2,823
                                =========   ========   ========  ========
	Weighted average shares
	  outstanding...............	     23,516    	23,566    	23,678   	23,370

	Dilutive effect of outstanding stock
	  options (as determined by the
	  application of the treasury stock
	  method)..................		        954		      (57)		     976		   1,644

	Other......................         	259		       --		      172		      10
                                ---------   --------    -------   -------
                                 		24,729		   23,509		   24,826		  25,024
                                =========   ========    =======   =======
	Fully diluted net income (loss) per
	  share....................	   $   	0.25	  $	(0.49)	   $ 	0.75	  $ 	0.11
                                =========   ========    =======   =======

* This computation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required for all periods under APB Opinion No. 15 because it results in dilution of less than three percent.


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